                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]Preliminary Proxy Statement            [_CONFIDENTIAL,]FOR USE OF THE
                                            COMMISSION ONLY (AS PERMITTED BY
                                            RULE 14A-6(E)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                 JETFAX, INC.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

Notes:

                                 JETFAX, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 13, 1998

TO THE STOCKHOLDERS OF JETFAX, INC.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of JETFAX, INC. (the "Company"), a Delaware corporation, will be held at 2:00 p.m., local time, on May 13, 1998, at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California 94025, for the following purposes:

  1. To elect eight (8) directors to serve for the ensuing year and until their successors are elected.

  2. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 1998.

  3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only stockholders of record at the close of business on March 31, 1998 are entitled to notice of and to vote at the Annual Meeting.

  All stockholders are cordially invited to attend the Annual Meeting in person; however, to ensure your representation at the meeting you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                                          By Order of the Board of Directors,

                                          Allen K. Jones
                                          Secretary

Menlo Park, California
April 13, 1998

                                 JETFAX, INC.

                            PROXY STATEMENT FOR THE
                      1998 ANNUAL MEETING OF STOCKHOLDERS
                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed proxy is solicited on behalf of JETFAX, INC. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 13, 1998 at 2:00 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Stanford Park Hotel, 100 El Camino Real, Menlo Park, California 94025. The telephone number at that location is (650) 322-1234. When proxies are properly dated, executed, and returned, the shares they represent will be voted at the meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for the election of the nominees for directors set forth herein, for the ratification of the appointment of Deloitte & Touche LLP as independent auditors as set forth herein and at the discretion of the proxy holders upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

  These proxy solicitation materials and the Annual Report to Stockholders for the year ended December 31, 1997, including financial statements, were first mailed on or about April 13, 1998, to all stockholders entitled to vote at the meeting.

RECORD DATE AND VOTING SECURITIES

  Stockholders of record at the close of business on March 31, 1998 are entitled to notice of and to vote at the meeting. At the record date, 11,742,238 shares of the Company's Common Stock, $0.01 par value, were issued and outstanding. No shares of the Company's Preferred Stock were outstanding.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company at or before the taking of the vote at the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to JETFAX, INC. at 1378 Willow Road, Menlo Park, California 94025, Attention: Secretary, or hand-delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

VOTING AND SOLICITATION

  On all matters, each share has one vote.

  The cost of soliciting proxies will be borne by the Company and is estimated to be $500. The Company has retained American Stock Transfer & Trust Company, to assist in its solicitation of proxies from brokers, nominees, institutions and individuals. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries. The Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. No additional compensation will be paid for such services.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

  The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," or "WITHHELD FROM" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

  While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

  In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purpose of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

  The Company currently intends to hold its 1999 Annual Meeting of Stockholders in early May 1999 and to mail Proxy Statements relating to such meeting in early-April 1999. The date by which stockholder proposals must be received by the Company for inclusion in the Proxy Statement and form of proxy for its 1999 Annual Meeting of Stockholders, is December 11, 1998. Such stockholder proposals should be submitted to JETFAX, INC. at 1378 Willow Road, Menlo Park, California 94025, Attention: Secretary.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

  The Company currently has eight directors. A board of eight (8) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's eight (8) nominees named below, all of whom are presently directors of the Company. In the event that any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next annual meeting of the stockholders or until such director's successor has been duly elected and qualified.

VOTE REQUIRED

  The eight nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors, and pursuant to Delaware law, a broker non-vote will not be treated as voting in person or by proxy on the proposal.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES LISTED BELOW.

  The names of the nominees and certain information about them as of March 1, 1998 are set forth below:

                                                                                          DIRECTOR
NAME OF NOMINEE          AGE POSITION(S) WITH THE COMPANY                                  SINCE
---------------          --- ----------------------------                                 --------
Rudy Prince............. 40  President, Chief Executive Officer and Chairman of the Board   1988
Thomas B. Akin (1) (2).. 45  Director                                                       1996
Douglas Y. Bech (1)
 (2)(3)................. 52  Director                                                       1988
Steven J. Carnevale
 (2)(3)................. 42  Director                                                       1996
Chung Chiu.............. 64  Director                                                       1991
Edward R. Prince, Jr.
 (1)(3)................. 68  Director                                                       1988
Lon B. Radin............ 47  Vice President of Engineering and Director                     1988
Albert E. Sisto......... 48  Director                                                       1998

--------
(1)  Member of the Compensation Committee.
(2)  Member of the Audit Committee.
(3)  Member of the Nominating Committee.

  RUDY PRINCE co-founded the Company and has served as its President and Chief Executive Officer and a member of the Board of Directors since August 1988. Mr. Prince was appointed as the Chairman of the Board of Directors in October 1996. From June 1985 to February 1988, Mr. Prince was the Vice President of Sales and Marketing at Entropic Speech, Inc., a manufacturer of telecommunications products. Prior to that, Mr. Prince served as Sales Manager with Digicon, Inc., a geophysical contractor ("Digicon"), from March 1980 to June 1985. From August 1978 to March 1980, Mr. Prince served as a marketing representative with the Data Processing Division of International Business Machines Corporation. Mr. Prince holds a B.S. in Mechanical Engineering from the University of Texas at Austin. Mr. Prince is the son of Edward R. Prince, Jr., a director of the Company.

  THOMAS B. AKIN has served as a director of the Company since July 1996. Since October 1995, Mr. Akin has served as a Managing General Partner of Talkot Partners II, LLC, an investment firm. From November 1981 to February 1994, Mr. Akin served in various capacities, most recently as the Managing Director of Western Regional Sales for Merrill Lynch & Co. Mr. Akin was on a leave of absence from Merrill Lynch & Co. from February 1994 until his retirement in April 1997. Mr. Akin holds a B.A. in Biology from the University of California at Santa Cruz and an M.B.A. from the University of California at Los Angeles.

  DOUGLAS Y. BECH has served as a director of the Company since August 1988. Since January 1998, Mr. Bech has served as the Chairman of Club Regina Resorts, Inc., a company that owns and operates luxury vacation ownership resorts. Mr. Bech was a founding partner of and, since August 1994, has served as a Managing Director of Raintree Capital Company, LLC, a merchant banking firm. In addition, from October 1994 to October 1997, Mr. Bech was a partner of Akin, Gump, Strauss, Hauer & Feld, L.L.P., a law firm. From May 1993 through July 1994, Mr. Bech was a partner of Gardere & Wynne, L.L.P., a law firm. From September 1970 to May 1993. Mr. Bech was associated with or a partner of the law firm Andrews & Kurth L.L.P. Mr. Bech holds a B.A. in Political Science from Baylor University and a J.D. from The University of Texas Law School. Mr. Bech is a director of Wainoco Oil Corporation, Pride Companies, L.P. and several private companies.

  STEVEN J. CARNEVALE has served as a director of the Company since July 1996. In July 1996, Mr. Carnevale became a General Partner in Talkot Capital, LLC, an investment firm. From August 1992 to July 1996, Mr. Carnevale was a General Partner of Endeavor Capital Management, an investment firm. From November 1990 to August 1992, Mr. Carnevale was the owner and Chief Executive Officer of Orca Industries, a specialty computer manufacturer. Mr. Carnevale holds a B.S. in Engineering from the University of Michigan.

  CHUNG CHIU has served as a director of the Company since August 1991. Since October 1978, Mr. Chiu has served as the Managing Director of Ailicec International Enterprises Limited, a textile, electronics and machineries conglomerate with operations largely in the Peoples Republic of China.

  EDWARD R. PRINCE, JR. has served as a director of the Company since August 1988. Since August 1994, Mr. Prince has served as the Vice Chairman of Zydeco Exploration, Inc. and Zydeco Energy, Inc., oil and gas exploration companies. Prior to that from November 1970 to May 1994, Mr. Prince served in various capacities, most recently as the Chairman and Chief Executive Officer of Digicon. Mr. Prince holds a B.S. from the United States Military Academy at West Point and an M.S. in Applied Mathematics from North Carolina State College. Mr. Prince is the father of Rudy Prince, the Company's Chairman of the Board, Chief Executive Officer and President. Mr. Prince is a director of Geoscience Corporation and Zydeco Energy, Inc.

  LON B. RADIN co-founded the Company and serves as the Vice President of Engineering and a member of the Board of Directors of the Company. Dr. Radin also served as the Chairman of the Board of Directors from August 1988 to October 1996. From 1986 to 1988, Dr. Radin was the sole proprietor of L-Tel Laboratories, a developer of digital fax telephone devices. From 1981 to 1986, Dr. Radin served in various positions, most recently as the Director of Software and Manager of Research with Time & Space Processing, Inc., a software developer of telecommunications products for the defense industry. Prior to that Dr. Radin served as a software services consultant for The Systems Group, an engineering consulting firm from 1976 to 1981. Dr. Radin holds a B.S. in Physics and Mathematics from the University of Michigan and a Ph.D. and an M.A. in Mathematics from the University of California at Berkeley.

  ALBERT E. SISTO has served as a director of the Company since February 1998. Since November 1997, Mr. Sisto has served as the Chief Operating Officer of RSA Data Security, a wholly owned subsidiary of Security Dynamics Technologies, Inc., a supplier of software components that secure electronic data. From October 1994 to November 1997, Mr. Sisto was Chairman of the Board and President of DocuMagix, Inc., a supplier of electronic file cabinet software which was acquired by the Company in December 1997. Prior to that Mr. Sisto was President and Chief Executive Officer of Pixel Craft (formerly BarelyScan) from 1989 to September 1994. Mr. Sisto holds a B.E. in Materials from the Stevens Institute of Technology.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors of the Company held a total of seven meetings during 1997. No directors attended fewer than 75% of the total of number of meetings of the Board of Directors or committees of the Board of Directors held in 1997 during which such directors were members of the Board of Directors except for Mr. Chiu who attended four of the seven meetings. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

  In 1997, the Audit Committee consisted of Messrs. Akin, Bech and Carnevale and met one time. This committee is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its systems of internal accounting controls. Messrs. Akin, Bech and Carnevale will continue serving as the Audit Committee for 1998.

  In 1997, the Compensation Committee consisted of Messrs. Akin, Bech, Shelley Harrison and Edward R. Prince, Jr. and met one time. Mr. Harrison resigned from the Board and the Compensation Committee in February 1998. The committee reviews and approves the Company's executive compensation policy and plan. Messrs. Akin, Bech, and Edward R. Prince, Jr. will continue serving as the Compensation Committee for 1998.

  In 1997, the Nominating Committee consisted of Messrs. Bech, Carnevale and Edward R. Prince, Jr. and did not met. This committee is primarily responsible for approving the nominations of persons to serve as members of the Board of Directors of the Company. Messrs. Bech, Carnevale and Edward R. Prince, Jr. will continue serving as the Nominating Committee for 1998.

BOARD COMPENSATION

  Directors do not receive any cash compensation for their services as members of the Board of Directors, although they are reimbursed for their expenses in attending out-of-town meetings. Officers are appointed by and serve at the discretion of the Board of Directors. There are no family relationships between directors and executive officers of the Company except that Mr. Edward
R. Prince, Jr., is the father of Rudy Prince the Company's Chairman of the Board, Chief Executive Officer and President. Nonemployee directors are automatically granted an initial option on the date on which such person first becomes a director to purchase 20,000 shares of the Company's Common Stock (an "Initial Grant") and thereafter annual grants to purchase 5,000 shares of the Company's Common Stock on the date of the annual meeting of the stockholders each year thereafter (an "Annual Grant") pursuant to the terms of the Company's 1997 Directors' Stock Option Plan (the "Directors' Plan"). Pursuant to the Directors' Plan, Mr. Sisto was granted a option to purchase 20,000 shares on February 11, 1998 at an exercise price of $4.625. One-fourth of each Initial Grant will vest on each year over a four-year period and the Annual Grants will vest in full on the four year anniversary of the date of grant. Each option will expire ten years from the date of grant unless terminated sooner pursuant to the provisions of the Directors' Plan.

                                PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1998, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

  Deloitte & Touche LLP has audited the Company's financial statements since 1988. Its representatives are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth the compensation earned in each of the two years in the period ended December 31, 1997 by the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (collectively the "Named Executive Officers").

                                                                    LONG-TERM
                                  ANNUAL COMPENSATION              COMPENSATION
                        ------------------------------------------ ------------
                                                                    SECURITIES
NAME AND PRINCIPAL                                  OTHER ANNUAL    UNDERLYING   ALL OTHER
POSITION                YEAR SALARY($)    BONUS($) COMPENSATION($)  OPTIONS(#)  COMPENSATION
------------------      ---- ---------    -------- --------------- ------------ ------------
Rudy Prince............ 1997 $140,000       --           --          175,000        --
 President, Chief       1996  102,995(1)    --           --          100,000        --
 Executive Officer and
 Chairman of the Board
Michael Crandell....... 1997  110,000       --           --             --          --
 Vice President of      1996   45,525(1)    --           --          187,500        --
 Software
John H. Harris......... 1997  110,000       --           --           50,000        --
 Vice President of      1996   81,641(1)                              50,000        --
 International
 Operations
Allen K. Jones......... 1997  120,000       --           --          100,000        --
 Vice President of      1996   70,298(1)    --           --           60,000        --
 Finance, Chief
 Financial Officer and
 Secretary
Lon B. Radin........... 1997  125,000       --           --           75,000        --
 Vice President of      1996   92,604(1)    --           --          100,000        --
 Engineering

--------
(1) The salaries and bonus set forth in the table for 1996 are given for the fiscal year ended December 31, 1996, which is a nine-month period. For the twelve-month period ended December 31, 1996, the salaries earned by each Named Executive Officer were as follows: Rudy Prince, $129,245; Michael Crandell, $45,525 (Mr. Crandell joined the Company as an executive officer in July 1996); John H. Harris, $105,489; Allen K. Jones, $70,298 (Mr. Jones joined the Company as an executive officer in May 1996); and Lon B. Radin, $118,854.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth each grant of stock options made during the year ended December 31, 1997 to each of the Named Executive Officers:

                                   INDIVIDUAL GRANTS
                         --------------------------------------
                                                                           POTENTIAL REALIZABLE VALUE
                           NUMBER OF     PERCENT OF    EXERCISE            AT ASSUMED ANNUAL RATES OF
                          SECURITIES    TOTAL OPTIONS  OR BASE              STOCK PRICE APPRECIATION
                          UNDERLYING     GRANTED TO     PRICE                  FOR OPTION TERM (4)
                            OPTIONS     EMPLOYEES IN    ($/SH)  EXPIRATION ---------------------------
NAME                     GRANTED(#)(1) FISCAL YEAR (2)   (3)       DATE       5% ($)       10% ($)
----                     ------------- --------------- -------- ----------    ------    --------------
Rudy Prince(5)..........    175,000         18.9%       $8.00    11/05/07  $    880,425 $    2,231,250
Michael Crandell(5).....         --           --           --          --            --             --
John H. Harris(5).......     50,000          5.4         8.00    11/05/07       251,550        637,500
Allen K. Jones(5).......    100,000         10.8         8.00    11/05/07       503,100      1,275,000
Lon B. Radin(5).........     75,000          8.1         8.00    11/05/07       377,325        956,250

--------
(1) The Company granted options to employees to purchase 927,100 shares of Common Stock during the year ended December 31, 1997.
(2) The exercise price may be paid in cash, check, promissory note or shares of the Company's Common Stock through a cashless exercise procedure involving same-day sale of the purchased shares or by any combination of such methods.
(3) Options may terminate before their expiration date if the optionee's status as an employee or consultant is terminated or upon optionees' death.
(4) In accordance with the rules of the Securities and Exchange Commission (the "Commission"), shown are the gains or "Option spreads" that would exist for the respective options granted. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed annual compound rates of stock price appreciation are mandated by the rules of the Commission and do not represent the Company's estimate or projection of future Common Stock prices.
(5) Each option vests at the rate of 1/4th of the shares subject to the option at the end of twelve months and 1/48th of the shares subject to the option at the end of each monthly period thereafter as long as such optionee's employment has not terminated.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES.

  The following table provides certain information concerning the exercises of options by each of the Named Executive Officers during the year ended December 31, 1997, including the aggregate value of gains on the date of exercise:

                                                      NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                           NO. OF                    UNDERLYING UNEXERCISED         IN-THE-MONEY
                           SHARES                     OPTIONS AT FY-END(#)    OPTIONS AT FY-END($)(2):
                         ACQUIRED ON     VALUE      ------------------------- -------------------------
NAME                     EXERCISE(#) REALIZED($)(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     ----------- -------------- ----------- ------------- ----------- -------------
Rudy Prince.............       --             --      41,666       233,334     $249,996     $350,004
Michael Crandell........       --             --      66,406       121,094      411,717      750,783
John H. Harris..........   16,666       $164,577       4,167        79,167       25,836      180,835
Allen K. Jones..........   21,250        160,156       2,500       136,250       15,500      224,750
Lon B. Radin............       --             --      41,666       133,334      249,996      350,004

--------
(1) Calculated by determining the difference between the closing price of the Company's Common Stock on the Nasqaq National Market on the date of exercise and the exercise price.
(2) Calculated by determining the difference between the closing price of the Company's Common Stock on the Nasdaq National Market at year-end ($6.50) and the exercise price of the in-the-money options. Such numbers do not reflect amounts actually realized upon sale of the shares by such officers.

                     REPORT OF THE COMPENSATION COMMITTEE

  The following is the Report of the Compensation Committee of the Company, describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 1997. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into such filing.

  TO: Board of Directors

    The Compensation Committee of the Board of Directors of JetFax, Inc. is charged with the responsibility of administering all aspects of the Company's executive compensation programs. The members of the Committee for the year ended December 31, 1997 were Messrs. Akin, Bech, Harrison and Edward R. Prince, Jr., who were all nonemployee Directors of the Company. Mr. Harrison resigned from the Board and the Compensation Committee in February 1998.

  COMPENSATION OBJECTIVES

    The objectives of the compensation program are: (1) to provide a means for the Company to attract and retain high-quality executives; (2) to tie executive compensation directly to the Company's business and performance objectives; and (3) to reward outstanding individual performance that contributes to the long-term success of the Company.

  COMPENSATION VEHICLES

    The Company uses a simple total compensation program that consists of cash and equity compensation. Having a compensation program that allows the Company to successfully attract and retain key employees permits it to provide useful products and services to customers, enhance stockholder value, stimulate technological innovation, foster Company values and adequately reward employees. The vehicles are:

  CASH COMPENSATION

   Salary

    The Committee considers specifically the following factors in determining base compensation: (1) a comparison of the Company's growth and financial performance relative to the performance of competitors; (2) salary levels for comparable positions in companies in the software industry; and (3) each executive's responsibility level and financial and strategic objectives for the subsequent year.

   Bonus

    No bonus plan has been utilized for executive compensation in either 1996 or 1997.

  EQUITY PARTICIPATION

    The Company has adopted a stock option plan to provide employees with additional incentives to work to maximize stockholder value. The stock option plan utilizes vesting periods to encourage key employees to continue in the employ of the Company. Stock options have been awarded to the majority of the Company's employees. The Company believes that options align the interests of executive officers closely with the interests of other stockholders because of the direct benefits executive officers receive through improved stock performance.

  CHIEF EXECUTIVE OFFICER'S COMPENSATION

    Compensation for the Chief Executive Officer is determined by a process similar to that discussed above for executive officers. Mr. Prince's base compensation for fiscal 1997 was established by the Compensation Committee in April 1996.

  The foregoing report has been furnished by the Compensation Committee of the Board of Directors of JetFax, Inc.

                                          Compensation Committee

                                          Thomas B. Akin
                                          Douglas Y. Bech
                                          Edward R. Prince, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Please see "Certain Transactions With Management" below for information regarding reportable transactions between the Company and members of the Compensation Committee. During the year ended December 31, 1997, Messrs. Akin, Bech, Harrison and Edward R. Prince, Jr. served as the Compensation Committee of the Company's Board of Directors. Mr. Harrison resigned from the Board and the Compensation Committee in February 1998. During the year ended December 31, 1997, no interlocking relationship existed between any member of the Company's Compensation Committee and any other member of the Company's Board of Directors. Mr. Edward R. Prince, Jr. is the father of Rudy Prince, the Company's Chairman of the Board, Chief Executive Officer and President.

                              COMPANY PERFORMANCE

  The following line graph compares the cumulative total return to stockholders on the Company's Common Stock since June 10, 1997 the date the Company first became subject to the reporting requirements of the Exchange Act). The graph compares stockholder return on the Company's Common Stock with the same cumulative total return on the Hambrecht & Quist Technology Index and the Nasdaq Stock Market U.S. Index. The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

  The graph assumes that $100 was invested on June 10, 1997 in the Company's Common Stock at the initial public offering price of $8.00 per share and in the index, and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Stockholder returns over the period indicated should not be considered indicative of future stockholder returns.

                                  JETFAX, INC.
                       HAMBRECHT & QUIST TECHNOLOGY INDEX
                         NASDAQ STOCK MARKET U.S. INDEX

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
       AMONG JETFAX, INC., H&Q TECHNOLOGY AND NASDAQ STOCK MARKET--U.S.

Measurement Period                              H&Q      NASDAQ STOCK
(Fiscal Year Covered)        JETFAX, INC.   TECHNOLOGY   MARKET--U.S.
-------------------          ------------   ----------   ------------
Measurement Pt-06/10/97      $100.00        $100.00      $100.00
FYE 06/97                    $ 96.88        $104.13      $103.01
FYE 07/97                    $123.44        $120.88      $113.88
FYE 08/97                    $123.44        $121.23      $113.71
FYE 09/97                    $106.25        $126.20      $120.43
FYE 10/97                    $101.56        $112.72      $114.17
FYE 11/97                    $ 87.50        $111.54      $114.74
FYE 12/97                    $ 81.25        $108.69      $113.75

                     CERTAIN TRANSACTIONS WITH MANAGEMENT

  In March 1997, the Company entered into an agreement with Rudy Prince, President, Chief Executive Officer and Chairman of the Board of the Company, and Lon B. Radin, Vice President of Engineering and a director of the Company, granting each of them piggy-back registration rights with respect to the shares of the Company's Common Stock held by them.

  In connection with the Crandell Acquisition in July 1996, the Company acquired substantially all of the assets of the Crandell Group in exchange for a cash payment of $250,000, a non-interest bearing promissory note of the Company in the amount of $250,000 payable in July 1997 and an agreement to make certain ongoing royalty payments to the Crandell Group. Payment of the promissory note and the ongoing royalty payments were secured pursuant to the terms of a Security Agreement. In addition, the Company entered into employment agreements with Michael Crandell and Larry Crandell, the principals of the Crandell Group. The Company also issued options to purchase an aggregate of 280,000 shares of the Company's Common Stock to certain former employees of the Crandell Group who were hired by the Company, including 187,500 shares to Michael Crandell and 62,500 shares to Larry Crandell, at an exercise price of $0.30 per share (the estimated fair market value of the Company's Common Stock at the grant date), subject to vesting over 4 year periods (except for a 2 year vesting period as to Larry Crandell). In December 1996, the Company and the Crandell Group entered into an amendment agreement (the "Amendment Agreement") providing that the obligation of the Company to make certain ongoing royalty payments would terminate upon the Company's initial public offering in exchange for a single lump sum payment provided such offering occurs prior to July 31, 1998. Pursuant to the Amendment Agreement, the Company issued warrants, exercisable at $1.75 per share (the estimated fair market value of the Company's Common Stock at the grant date), to Michael Crandell and to Larry Crandell to purchase 75,000 shares and 25,000 shares of the Company's Common Stock, respectively, such warrants exercisable upon the effectiveness of the Company's initial public offering. Michael Crandell is the Company's Vice President of Software.

  In December 1994, pursuant to an Inkjet License and Supply Agreement (the "Inkjet Agreement"), the Company granted certain licenses and sublicenses to Ailicec (B.V.1.) Limited, an affiliate of Ailicec International Enterprises Limited ("Ailicec International"), with respect to certain technology developed by the Company and by Xerox Corporation in connection with an inkjet product and agreed to supply Ailicec (B.V.I.) Limited with such products and related components and consumables. Ailicec (B.V.I.) Limited purchased products, components and consumables from the Company under the Inkjet Agreement in an aggregate amount of approximately $12,000 during the two twelve month periods ended December 31, 1996 and December 31, 1997. Ailicec International is a principal stockholder of the Company. Chung Chiu, a director of the Company, is the Managing Director of Ailicec International.

  The Company has entered into indemnification agreements with each of its directors and executive officers. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by Delaware law.

  The Company acquired DocuMagix, Inc. through a merger which was accounted for as a pooling of interests in December 1997. As part of the transaction, the principal DocuMagix stockholders requested representation on the JetFax Board of Directors until the 900,000 shares of JetFax Common Stock issued to the DocuMagix stockholders in the merger are registered with the Securities and Exchange Commission, which is anticipated to occur in the third quarter of 1998. Albert E. Sisto, previously the Chairman and Chief Executive Officer of DocuMagix, Inc., was appointed to the Company's Board of Directors in February 1998. Mr. Sisto has been nominated for the Board for the forthcoming election at the May 13, 1998, Annual Meeting of Stockholders. Whether Mr. Sisto will continue to serve on the Board after registration of the shares issued to the DocuMagix stockholders has not yet been determined.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of March 31, 1998 (except as noted in the footnotes) certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the Named Executive Officers and (iv) all directors and executive officers as a group. Except as indicated in the footnotes to this table the persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                      SHARES OF COMMON STOCK
                                                      BENEFICIALLY OWNED(1)
                                                      ---------------------------
                                                                    PERCENTAGE
             NAME OF BENEFICIAL OWNER(2)                NUMBER       OWNERSHIP
             ---------------------------              ------------- -------------
Thomas B. Akin (3) ..................................     2,281,093        19.4%
 c/o Talkot Partners II, LLC
 2400 Bridgeway, Suite 200
 Sausalito, CA 94965
Talkot Partners II, LLC (4)..........................     2,131,110        18.1%
 2400 Bridgeway, Suite 200
 Sausalito, CA 94965
Ailicec International Enterprises Ltd. (5)...........       823,732         6.8%
 2nd Floor Kaiser Estate Phase 1 41
 Man Yue Street
 Hunghom, Kowloon Hong Kong
Chung Chiu (6).......................................       833,732         6.9%
 c/o Ailicec International Enterprises Ltd.
 2nd Floor Kaiser Estate Phase 1 41
 Man Yue Street
 Hunghom, Kowloon Hong Kong
Rudy Prince (7)......................................       369,583         3.1%
Steven J. Carnevale (8)..............................       333,831         2.8%
Lon B. Radin (9).....................................       227,083         1.9%
John H. Harris (10)..................................       134,374         1.1%
Douglas Y. Bech (11).................................        90,492           *
Edward R. Prince, Jr. (12)...........................        91,333           *
Michael Crandell (13)................................       157,031         1.3%
Allen K. Jones (14)..................................        75,909           *
Albert E. Sisto......................................            --           *
All directors and executive officers as a group,
 (14 persons) (15)...................................     4,683,029        36.6%

 *Less than 1%.

 (1) Percentage ownership is based on 11,742,238 shares of Common Stock outstanding as of March 31, 1998.
 (2) Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.
 (3) Mr. Akin holds 22,791 shares jointly with his wife, Karen Akin; includes 83,720 shares of Common Stock held by his minor children; and includes 2,131,110 shares of Common Stock held by Talkot Partners II, LLC. Mr. Akin is a Managing General Partner of Talkot Partners II, LLC and disclaims beneficial ownership of these shares except as to the pecuniary interest that he will derive from these shares. Includes options and warrants to purchase an aggregate of 43,472 shares of Common Stock exercisable within sixty days of March 31, 1998.

 (4) Mr. Akin is a Managing General Partner of Talkot Partners II, LLC and disclaims beneficial ownership of these shares except as to the pecuniary interest he will derive from these shares.
 (5)  Includes a warrant to purchase 388,500 shares of Common Stock.
 (6) Includes an option to purchase 10,000 shares of Common Stock exercisable within sixty days of March 31, 1998; and also includes a warrant to purchase 388,500 shares of Common Stock and 435,232 shares of Common Stock held by Ailicec International Enterprises, Ltd. Mr. Chiu is the Managing Director of Ailicec International Enterprises, Ltd. and disclaims beneficial ownership of these shares.
 (7) Includes options to purchase 52,083 shares of Common Stock exercisable within sixty days of March 31, 1998.
 (8) Includes options and warrants to purchase an aggregate of 270,265 shares of Common Stock exercisable within sixty days of March 31, 1998 and includes 30,233 shares of Common Stock held by Mr. Carnevale's wife.
 (9) Includes options to purchase 52,083 shares of Common Stock exercisable within sixty days of March 31, 1998.
(10) Includes options to purchase 9,375 shares of Common Stock exercisable within sixty days of March 31, 1998.
(11) Includes options to purchase 10,000 shares of Common Stock exercisable within sixty days of March 31, 1998.
(12) Includes options to purchase 10,000 shares of Common Stock exercisable within sixty days of March 31, 1998.
(13) Includes options and warrants to purchase an aggregate of 157,031 shares of Common Stock exercisable within sixty days of March 31, 1998.
(14) Includes options to purchase 8,750 shares of Common Stock exercisable within sixty days of March 31, 1998.
(15) Includes options and warrants in the aggregate of 784,084 shares of Common Stock exercisable within sixty days of March 31, 1998.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act and regulations of the Securities and Exchange Commission (the "SEC") thereunder require the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during or with respect to the period from June 10, 1997 to December 31, 1997, all of the Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were complied with except that Ailicec International Enterprises, Ltd., filed a Form 4 to report the conversion of preferred stock into common stock upon the closing of the Company's initial public offering, 1 day late.

                                 OTHER MATTERS

  The Company knows of no other matters to be brought before the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

                                          Allen K. Jones
                                          Secretary

Dated: April 13, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                 JETFAX, INC.

                      1998 ANNUAL MEETING OF STOCKHOLDERS

        The undersigned stockholder of JetFax, Inc., a Delaware corporation
(the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 13, 1998, and hereby appoints Rudy Prince and Allen K. Jones, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 1998 Annual Meeting of Stockholders of JetFax, Inc. to be held on May 13, 1998, at 2:00 p.m. local time, at Stanford Park Hotel, 100 El Camino Real, Menlo Park, California, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

        THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF
                         ---                            ---
THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                    (Continued and to be signed on reverse side)



[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1. To elect eight (8) directors of the Company for the ensuing year and until their successors are elected:
    Nominees: Rudy Prince, Thomas B. Akin, Douglas Y. Bech, Steven J. Carnevale, Chung Chiu, Edward R. Prince, Jr., Lon B. Radin, Albert E. Sisto

    ____________________________________________________________________________
    all nominees except as noted above

                         [_] FOR         [_] WITHHELD

2. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 1998.

              [_] FOR         [_] WITHHELD            [_] ABSTAIN

3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.


                                                [_] Mark here for address change
                                                    and note at left.



Signature(s):_________________________________________________Date:_____________
NOTE: (This proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons in a fiduciary capacity should so indicate, if shares are held by joint tenants or as community property, both should sign.)